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                                                                EXHIBIT 10.2.9.1

December 3, 2002

Brett Robertson

Dear Brett:

                  We are pleased to inform you that the Company's Board of Directors has approved a special severance benefit program for you and other key executives. The purpose of this letter agreement is to set forth the terms and conditions of your new severance package and to explain the limitations that may impact the overall value of that package under certain circumstances.

                  Under the new program, you will become entitled to severance benefits in the event: (i) your employment is terminated by the Company other than for cause or (ii) your employment terminates under certain circumstances within a specified time period following a substantial change in ownership or control of the Company. The level of your severance benefits will vary with the circumstances under which your employment terminates. To understand the full scope of your benefits, you should familiarize yourself with the definitional provisions of Part One of this letter agreement. The benefits comprising your severance package are detailed in Parts Two and Three, and the dollar limitations on the overall value of your benefit package and other applicable restrictions are specified in Parts Four and Five. Part Six deals with ancillary matters affecting your severance arrangement.

                  The new severance benefits set forth in this letter agreement will supersede your existing severance package with the Company, and you must, as a condition to your entitlement to the new severance benefits, execute the Acknowledgement section at the end of this letter in which you agree that the severance benefits provided under this letter agreement will replace your existing severance benefit package and that you will have no further rights or entitlements under that replaced package.

                            PART ONE -- DEFINITIONS

                  For purposes of this letter agreement, the following definitions will be in effect:

                  AUTHORIZED RESIGNATION means your voluntary resignation from employment with the Company for any reason within the ninety (90)-day period beginning six (6) months after the effective date of a Change in Control or Business Segment Sale. Your resignation at any other time or under any other circumstances will not constitute an Authorized Resignation and will not entitle you to any severance benefits under Part Three of this letter agreement.

                  AVERAGE COMPENSATION means the average of your W-2 wages from the Company for the five (5) calendar years (or such fewer number of calendar years of employment with the Company) completed immediately prior to the calendar year in which the Change in Control or Business Segment Sale is effected. Any W-2 wages for a partial year of employment will be annualized, in accordance with the frequency which such wages are paid during such partial year, before inclusion in your Average Compensation.

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                                                                December 3, 2002
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                  BASE SALARY means, for purposes of your salary continuation benefits under Part Two of this letter agreement, the monthly rate of base salary in effect for you at the time of your Involuntary Termination. BASE
SALARY means, for purposes of your salary continuation benefits under Part Three of this letter agreement, the monthly rate of base salary in effect for you immediately prior to the Change in Control or Business Segment Sale or (if greater) the monthly rate of base salary in effect at the time of your Authorized Resignation or Involuntary Termination.

                  BOARD means the Company's Board of Directors.

                  BUSINESS SEGMENT SALE means the sale or other spinoff of all or substantially all of the assets primarily attributable to the Company's operation of the following business segment: the Web Properties line of business.

                  CHANGE IN CONTROL means a change in the ownership or control of the Company effected through any of the following transactions:

                           (i) a merger, consolidation or reorganization approved by the Company's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company's outstanding voting securities immediately prior to such transaction, or

                           (ii) any stockholder-approved sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company;

                           (iii) any transaction or series of related transactions pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (other than the Company or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Company) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing (or convertible into or exercisable for securities possessing) thirty-five percent (35%) or more of the total combined voting power of the Company's securities (determined by the power to vote with respect to the elections of Board members) outstanding immediately after the consummation of such transaction or series of related

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                                                                December 3, 2002
                                                                          Page 3

         transactions, whether such transaction involves a direct issuance from the Company or the acquisition of outstanding securities held by one or more of the Company's stockholders; or

                           (iv) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

                  CODE means the Internal Revenue Code of 1986, as amended.

                  COMMON STOCK means the Company's common stock.

                  COMPANY means Ask Jeeves, Inc. a Delaware corporation, or any successor corporation, whether or not resulting from a Change in Control.

                  CORPORATE AFFILIATE means any parent corporation of the Company within the meaning of Code Section 424(e) or any subsidiary corporation of the Company within the meaning of Code Section 424(f).

                  DISABILITY means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more.

                  FAIR MARKET VALUE means, with respect to the shares of Common Stock subject to any of your Options, the closing selling price per share of such Common Stock on the date in question, as such price is quoted on the Nasdaq National Market and published in THE WALL STREET JOURNAL. If there is no selling price quoted for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

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                                                                December 3, 2002
                                                                          Page 4

                  HEALTH CARE COVERAGE means the continued coverage to which you and your eligible dependents may, at the Company's expense, become entitled, under the Company's health plans pursuant to the severance benefit provisions of Part Two or Part Three of this letter agreement.

                  INVOLUNTARY TERMINATION means (i) the involuntary termination of your employment with the Company other than a Termination for Cause or (ii) your voluntary resignation within sixty (60) days following (A) a reduction in the aggregate dollar amount of your Base Salary and Target Bonus by more than fifteen percent (15%) or (B) a relocation of your principal place of employment by more than fifty (50) miles, provided and only if such reduction or relocation is effected by the Company without your consent. Solely for purposes of your severance benefits under Part Two of this letter agreement, and not for purposes of your entitlement to severance benefits under Part Three of this letter agreement, an Involuntary Termination will also include your voluntary resignation within sixty (60) days following a material reduction in your duties and responsibilities or the level of management to which you report.

                  An Involuntary Termination will not be deemed to occur in the event your employment terminates by reason of your death or Disability or Termination for Cause.

                  OPTION means any option granted to you under the Plans which is outstanding at the time of (i) your Involuntary Termination, whether or not in connection with a Change in Control or Business Segment Sale, (ii) a Change in Control or Business Segment Sale or (iii) your Authorized Resignation. For purposes of this letter agreement, your Options will be divided into two (2) separate categories as follows:

                           (i) Initial Option Grant: the Option granted to you under the Company's 1999 Equity Incentive Plan in December 2002 to purchase 200,000 shares of Common Stock

                           (ii) Other Options: any Options granted to you under the Plans other than the Initial Option Grant. Any vesting acceleration provisions currently in effect for the Other Options you hold will remain in full force and effect, and nothing in this letter agreement will affect, modify or supersede those vesting acceleration provisions.

                  OPTION PARACHUTE PAYMENT means, with respect to each of your Options, the portion of that Option deemed to be a parachute payment under Code
Section 280G and the Treasury Regulations issued thereunder. The portion of such Option which is categorized as an Option Parachute Payment will be calculated in accordance with the valuation provisions

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                                                                December 3, 2002
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established under Code Section 280G and the applicable Treasury Regulations and will include an appropriate dollar adjustment to reflect the lapse of your obligation to remain in the Company's employ as a condition to the vesting of each accelerated installment.

                  OTHER PARACHUTE PAYMENT means any payment in the nature of compensation (other than the benefits to which you become entitled under Part Three of this letter agreement) which are made to you in connection with the Change in Control or Business Segment Sale and which qualify as parachute payments within the meaning of Code Section 280G(b)(2) and the Treasury Regulations issued thereunder. Your Other Parachute Payment will include (without limitation) the Present Value, measured as of the Change in Control or Business Segment Sale, of the aggregate Option Parachute Payment attributable to all of your Other Options (if any).

                  PARACHUTE PAYMENT means any payment or benefit provided you under Part Three of this letter agreement which is deemed to constitute a parachute payment within the meaning of Code Section 280G(b)(2) and the Treasury Regulations issued thereunder.

                  PLANS mean (i) the Company's 1999 Equity Incentive Plan, as amended or restated from time to time, (ii) the Company's 1999 Non-Qualified Equity Incentive Plan, as amended or restated from time to time, and (iii) any successor stock incentive plan subsequently implemented by the Company.

                  PRESENT VALUE means the value, determined as of the date of the Change in Control or Business Segment Sale, of any Parachute Payment to which you become entitled in connection with the Change in Control or Business Segment Sale or your subsequent Authorized Resignation or Involuntary Termination, including (without limitation) the Option Parachute Payment attributable to your Initial Option Grant, the Parachute Payment attributable to the additional benefits to which you become entitled under Part Three of this letter agreement and the Option Parachute Payment attributable to all of your Other Options. The Present Value of each such payment shall be determined in accordance with the provisions of Code Section 280G(d)(4), utilizing a discount rate equal to one hundred twenty percent (120%) of the applicable Federal rate in effect at the time of such determination, compounded semi-annually to the effective date of the Change in Control or Business Segment Sale.

                  TARGET BONUS means the annual incentive bonus to which you may become eligible under the Company's Incentive Bonus Plan for a particular fiscal year upon the Company's attainment of the performance milestones designated for the applicable year and your attainment of the personal objectives specified for you for that year.

                  TERMINATION FOR CAUSE means the Company's termination of your employment for any of the following reasons: (i) your commission of any act of fraud, embezzlement or dishonesty, (ii) your unauthorized use or disclosure of any confidential information or trade

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                                                                December 3, 2002
                                                                          Page 6

secrets of the Company or any Corporate Affiliate, (iii) any intentional misconduct by you, whether by omission or commission, which has a materially adverse effect upon the Company's business or affairs, (iv) your continued failure to perform the major duties, functions and responsibilities of your position after written notice from the Company identifying the deficiencies in your performance and a reasonable cure period of not less than thirty (30) days or (v) a material breach of your fiduciary duties as an officer of the Company.

                     PART TWO -- NORMAL SEVERANCE BENEFITS

                  Except as otherwise provided in Part Three of this letter agreement, should your employment with the Company terminate by reason of an Involuntary Termination, then you will become entitled to receive the severance benefits provided under this Part Two, PROVIDED AND ONLY IF you execute and deliver to the Company, at the time of your Involuntary Termination, a general release (in form and substance reasonably satisfactory to the Company), which becomes effective in accordance with applicable law and pursuant to which you release the Company and its officers, directors, employees and agents from any and all claims you may otherwise have with respect to the terms and conditions of your employment with the Company and the termination of that employment. In addition, your benefits under this Part Two will be subject to your compliance with the restrictive covenants set forth in Paragraph B of Part Five. Your benefits under this Part Two shall be in lieu of any other severance benefits to which you might otherwise, by reason of the termination of your employment, be entitled under any other severance plan, program or arrangement of the Company (other than any vesting acceleration provisions in effect for your Other Options). In no event will you be entitled to benefits under both Part Two and Part Three of this letter agreement.

                  The severance benefits to which you may become entitled under this Part Two shall consist of the following:

                           (a) Salary Continuation. You will receive salary
continuation payments, at your monthly rate of Base Salary, for a period of six
(6) months following your Involuntary Termination. Such salary continuation payments shall be made at semi-monthly intervals on the 15th and last day of each calendar month and shall be subject to the Company's collection of all applicable income and employment withholding taxes.

                           (b) Target Bonus. You will be entitled to fifty
percent (50%) of your annual Target Bonus for the fiscal year of the Company in which your Involuntary Termination occurs. Payment of your Target Bonus entitlement hereunder will be made within thirty (30) days after the date of your Involuntary Termination, subject to the Company's collection of all applicable income and employment withholding taxes.

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                                                                December 3, 2002
                                                                          Page 7

                           (c) Health Care Coverage. Continuation of existing
coverage under the Company's group medical, dental and/or vision group plans for you and your eligible dependents, provided and to the extent that you and/or your eligible dependents elect to continue coverage under the Company's medical, dental and/or vision group plans in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Such Company-paid health coverage ("Health Care Coverage") shall continue until the earliest to occur of (i) the expiration of your salary continuation period under subparagraph (a) above; (ii) the first date on which you are covered under another employer's health benefit program without exclusion for any pre-existing medical condition; or (iii) the end of your statutory entitlement to health care coverage pursuant to COBRA. During the Health Care Coverage period, the Company will pay the full COBRA premiums due. After your period of Health Care Coverage hereunder ends, you and/or your dependents may continue group medical, dental and/or vision plan coverage for the duration (if any) of your COBRA-coverage entitlement period by paying the full amount of premiums due in accordance with COBRA.

                           (d) Partial Option Acceleration. The vesting schedule
in effect for the shares of Common Stock subject to your Initial Option Grant will be accelerated by an additional six (6) months so that such Option shall immediately become exercisable for the additional number of shares for which that Option would have otherwise been exercisable under the normal vesting schedule in effect for that Option had you actually rendered an additional six
(6) months of service with the Company prior to the date of your Involuntary Termination. You will have until the earlier of (i) the expiration of the option term or (ii) the end of the limited post-employment exercise period specified in the applicable stock option agreement for your Initial Option Grant in which to exercise such Option for any or all of the shares of Common Stock for which that Option is vested and exercisable at the time of your Involuntary Termination, including the shares of Common Stock which vest on an accelerated basis in accordance with the foregoing provisions of this subparagraph (d).

                           (e) Outplacement Services. The Company shall
reimburse you for up to six (6) months of outplacement services which you obtain from one or more agencies authorized by the Company to provide you with such services.

          PART THREE - SPECIAL CHANGE IN CONTROL/BUSINESS SEGMENT SALE
                                    BENEFITS

                  CHANGE IN CONTROL ACCELERATION. Your Initial Option Grant, to the extent outstanding at the time of a Change in Control or Business Segment Sale but not otherwise vested and exercisable for all the shares of Common Stock subject to that Option will, immediately prior to the effective date of that Change in Control or Business Segment Sale, vest and become exercisable for all of the shares of Common Stock at the time subject to the Option and may be exercised for any or all of those shares as fully-vested shares of Common Stock.

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                                                                December 3, 2002
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Your Initial Option Grant as so accelerated shall remain exercisable until the earlier of (i) the expiration of the option term or (ii) the end of the limited post-employment exercise period specified in the option agreement for that Option. Any acceleration of your Other Options in connection with a Change in Control or Business Segment Sale shall be governed solely by the express terms of the applicable Plan under which each such Other Option was granted and the applicable stock option agreement for that Other Option.

                  AUTHORIZED RESIGNATION/INVOLUNTARY TERMINATION BENEFITS. Should your employment with the Company terminate by reason of (i) an Authorized Resignation or (ii) an Involuntary Termination within eighteen (18) months after a Change in Control or Business Segment Sale, then you will become entitled to receive the severance benefits set forth in this Part Three, PROVIDED AND ONLY IF you execute and deliver to the Company, at the time of your Authorized Resignation or Involuntary Termination, a general release (in form and substance reasonably satisfactory to the Company), which becomes effective in accordance with applicable law and pursuant to which you release the Company and its officers, directors, employees and agents from any and all claims you may otherwise have with respect to the terms and conditions of your employment with the Company and the termination of that employment. However, your benefits under this Part Three will be subject to the benefit limitations of Part Four of this letter agreement and your compliance with all the restrictive covenants set forth in Paragraphs A and B of Part Five. Such benefits shall be in lieu of any other severance benefits to which you might otherwise, by reason of the termination of your employment, be entitled under any other severance plan, program, agreement or arrangement of the Company (other than any vesting acceleration provisions in effect for your Other Options). In no event will you be entitled to benefits under both Part Two and Part Three of this letter agreement.

                  The severance benefits to which you may become entitled pursuant to this Part Three are as follows:

                           (a) Salary Continuation. You will receive salary
continuation payments, at your monthly rate of Base Salary, for a period of twelve (12) months following your Authorized Resignation or Involuntary Termination. Such salary continuation payments shall be made at semi-monthly intervals on the 15th and last day of each calendar month and shall be subject to the Company's collection of all applicable income and employment withholding taxes.

                           (b) Target Bonus. You will be entitled to one hundred
percent (100%) of your annual Target Bonus for the fiscal year of the Company in which your Involuntary Termination or Authorized Resignation occurs. Payment of your Target Bonus entitlement hereunder will be made within thirty (30) days after the date of your Authorized Resignation or Involuntary Termination, subject to the Company's collection of all applicable income and employment withholding taxes.

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                                                                December 3, 2002
                                                                          Page 9

                           (c) Health Care Coverage. Continuation of existing
coverage under the Company's group medical, dental and/or vision group plans for you and your eligible dependents, provided and to the extent that you and/or your eligible dependents elect to continue coverage under the Company's medical, dental and/or vision group plans in accordance with the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Such Company-paid health coverage ("Health Care Coverage") shall continue until the earliest to occur of (i) the expiration of your salary continuation period under subparagraph (a) above; (ii) the first date on which you are covered under another employer's health benefit program without exclusion for any pre-existing medical condition; or (iii) the end of your statutory entitlement to health care coverage pursuant to COBRA. During the Health Care Coverage period, the Company will pay the full COBRA premiums due. After the period of Health Care Coverage hereunder ends, you and/or your dependents may continue group medical, dental and/or vision plan coverage for the duration (if any) of your COBRA-coverage entitlement period by paying the full amount of premiums due in accordance with COBRA.

                           (d) Outplacement Services. The Company shall pay
reimburse you for up to twelve (12) months of outplacement services which you obtain from one or more agencies authorized by the Company to provide you with such services.

                      PART FOUR -- LIMITATION ON BENEFITS

                  1.       BENEFIT LIMIT.

                  The benefit limitations of this Part Four shall be applicable in the event you receive any benefits under Part Three of this letter agreement which constitute Parachute Payments. The Part Four limitation will not be applicable to the benefits you receive under Part Two.

                  The aggregate Present Value (measured as of the Change in Control or Business Segment Sale) of the benefits to which you become entitled under Part Three at the time of your Authorized Resignation or Involuntary Termination (namely the salary/target bonus continuation payments, the Option Parachute Payment attributable to your Initial Option Grant, your Health Care Coverage and the Company's reimbursement of outplacement services) will, to the extent those benefits constitute Parachute Payments, be reduced so as not to exceed in amount the greater of the following dollar amounts (the "Benefit Limit"):

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                                                                December 3, 2002
                                                                         Page 10

                           (a) 2.99 times your Average Compensation, less the Present Value, measured as of the Change in Control or Business Segment Sale, of all Other Parachute Payments to which you are entitled, or

                           (b) the greatest after-tax amount payable to you under Part Three of this letter agreement after taking into account any excise tax imposed under Code Section 4999 on the payments and benefits which are provided you under Part Three or which constitute Other Parachute Payments.

                  2. RESOLUTION PROCEDURE. In the event there is any disagreement between you and the Company as to whether one or more payments to which you become entitled in connection with the Change in Control or Business Segment Sale or your subsequent Authorized Resignation or Involuntary Termination constitute Parachute Payments, Option Parachute Payments or Other Parachute Payments or as to the determination of the Present Value thereof, such dispute will be resolved as follows:

                           (i) In the event temporary, proposed or final Treasury Regulations in effect at the time under Code Section 280G (or applicable judicial decisions) specifically address the status of any such payment or the method of valuation therefor, the characterization afforded to such payment by the Regulations (or such decisions) will, together with the applicable valuation methodology, be controlling.

                           (ii) In the event Treasury Regulations (or applicable judicial decisions) do not address the status of any payment in dispute, the matter will be submitted for resolution to independent counsel mutually acceptable to you and the Company ("Independent Counsel"). The resolution reached by Independent Counsel will be final and controlling; provided, however, that if in the judgment of Independent Counsel the status of the payment in dispute can be resolved through the obtainment of a private letter ruling from the Internal Revenue Service, a formal and proper request for such ruling will be prepared and submitted by Independent Counsel, and the determination made by the Internal Revenue Service in the issued ruling will be controlling. All expenses incurred in connection with the retention of Independent Counsel and (if applicable) the preparation and submission of the ruling request shall be shared equally by you and the Company.

                           (iii) In the event Treasury Regulations (or applicable judicial decisions) do not address the appropriate valuation methodology for any payment in dispute, the Present Value thereof will, at the Independent Counsel's election,

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                                                                December 3, 2002
                                                                         Page 11

         be determined through an independent third-party appraisal, and the expenses incurred in obtaining such appraisal shall be shared equally by you and the Company.

                  3.       STATUS OF BENEFITS.

                  A. No salary/target bonus continuation payments will be made to you under Part Three of this letter agreement, until the Present Value of the Option Parachute Payment attributable to your Initial Option Grant and to each of your Other Options has been determined and the status of any payments in dispute under Paragraph 2 above has been resolved in accordance therewith. However, you will be permitted to exercise your Options at any time during the applicable exercise period following your Authorized Resignation or Involuntary Termination.

                  B. Once the requisite determinations under Paragraph 2 have been made, then to the extent the aggregate Present Value, measured as of the Change in Control or Business Segment Sale, of (i) the Option Parachute Payment attributable to your Initial Option Grant plus (ii) the Parachute Payment attributable to your other benefit entitlements under Part Three of this letter agreement would, when added to the Present Value of all your Other Parachute Payments (including the Option Parachute Payment attributable to your Other Options), exceed the Benefit Limit, your salary/target bonus continuation payments will be accordingly reduced. Should such Benefit Limit still be exceeded following such reduction, then the number of shares which would otherwise be purchasable under the vesting-accelerated portions of your Options (based on the amount of the Option Parachute Payment attributable to each such Option) shall be reduced to the extent necessary to eliminate such excess.

                   PART FIVE - SPECIAL RESTRICTIVE COVENANTS

                  A. For a period of one (1) year following (i) your Involuntary Termination within eighteen (18) months after a Change in Control or Business Segment Sale or (ii) your Authorized Resignation following a Change in Control or Business Segment Sale, you will not render, anywhere in the United States, any services or provide any advice or assistance to any Competing Business, whether as an employee, consultant, partner, principal, agent, representative, equity holder or in any other capacity, without the express prior written consent of the Company; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than one percent (1%) of an outstanding class of publicly-traded securities of any corporation or other enterprise which may otherwise be designated hereunder as a Competing Business at the time of such investment.

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                                                                December 3, 2002
                                                                         Page 12

                  A COMPETING BUSINESS shall mean the six (6) companies designated by the Company on Schedule I attached hereto. The Company may revise
Schedule I at any time, and from time to time, by adding names to, or subtracting names from, such list; provided, however, that the Company must comply with the following requirements in making any changes to Schedule I:

                           (i) absent your express written consent, any such change to Schedule I must be made at least thirty (30) days before termination of your employment for any reason;

                           (ii) any change must be made in writing and either personally delivered to you or sent to your last known address by certified mail, return receipt requested; and

                           (iii) the Company can never include more than six (6)
                  companies or entities on Schedule I. (Thus, if Schedule I lists six (6) companies or entities and the Company adds one or more companies or entities to Schedule I, then the Company must delete a like number.)

                  B. For a period of one (1) year following (i) your Involuntary Termination, whether or not in connection with a Change in Control or Business Segment Sale, or (ii) your Authorized Resignation following a Change in Control or Business Segment Sale, you shall comply with each of the following restrictive covenants:

                           (a) you will not encourage or solicit any of the Company's employees to leave the Company's employ for any reason or interfere in any other manner with employment relationships at the time existing between the Company and its employees; and

                           (b) you will not induce any of the Company's suppliers, vendors, distributors, licensors or licensees to terminate their existing business contractual relationships with the Company or interfere in any other manner with any existing business contractual relationship between the Company and any supplier, vendor, distributor, licensor or licensee .

                  C. You acknowledge that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of your breach of the restrictive covenants set forth in this Part Five. Accordingly, in the event of any breach of those covenants, the Company shall be entitled to obtain, in addition to any remedies available at law, equitable relief in the form of an injunction precluding you from continuing such breach. In addition, any salary/target bonus continuation payments, Option acceleration,

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                                                                December 3, 2002
                                                                         Page 13

Health Care Coverage or outplacement services to which you become entitled under Part Two of this letter agreement as severance benefits shall immediately cease should you fail to comply with any of the restrictive covenants set forth in Paragraph B of this Part Five. To the extent you become entitled to any salary/target bonus continuation payments, Option acceleration, Health Care Coverage or outplacement services pursuant to Part Three of this letter agreement in connection with a Change in Control or Business Segment Sale, then each of those benefits shall immediately cease should you fail to comply with any of the restrictive covenants set forth in Paragraphs A and B of this Part Five.

                           PART SIX -- MISCELLANEOUS

                  1. TERMINATION FOR CAUSE. Should your employment be terminated for Cause, the Company will only be required to pay you (i) any unpaid compensation earned for services previously rendered through the date of such termination and (ii) any accrued but unpaid vacation benefits or sick days, and no benefits will be payable to you under Part Two or Part Three of this letter agreement.

                  2. TAX STATUS OF OPTIONS. The accelerated vesting of one or more of your Options pursuant to the provisions of this letter agreement may result in the loss of favorable tax treatment under Code Section 422 for all or part of those Options which might have otherwise qualified as an incentive stock option under Code Section 422.

                  3. INDEMNIFICATION. The indemnification provisions for Officers and Directors under the Company's ByLaws will (to the maximum extent permitted by law) be extended to you during the period following your Involuntary Termination, whether or not in connection with a Change in Control or Business Segment Sale, or your Authorized Resignation following a Change in Control or Business Segment Sale, with respect to all matters, events or transactions occurring or effected during your period of employment with the Company.

                  4. DEATH. Should you die before receipt of one or more salary/target bonus continuation payments to which you become entitled under this letter agreement, then those payments will be made to the executors or administrators of your estate. Should you die before you exercise all your outstanding Options then such Options, to the extent exercisable at the time of your death, may be exercised within twelve (12) months after your death (or such shorter period as may be provided under the applicable stock option agreement) by the executors or administrators of your estate or by persons to whom the Options are transferred pursuant to your will or in accordance with the laws of inheritance. In no event, however, may any such Option be exercised after the specified expiration date of the option term.

                                                                December 3, 2002
                                                                         Page 14

                  5. GENERAL CREDITOR STATUS. All cash payments to which you become entitled hereunder will be paid, when due, from the general assets of the Company, and no trust fund, escrow arrangement or other segregated account will be established as a funding vehicle for such payment. Accordingly, your right (or the right of the personal representatives or beneficiaries of your estate) to receive such cash payments hereunder will at all times be that of a general creditor of the Company and will have no priority over the claims of other general creditors.

                  6.       ARBITRATION.

                  To the fullest extent allowed by law, any controversy or claim arising out of or relating to the termination of your employment with the Company or the benefits to which you may be entitled by reason of such termination shall be settled by binding and non-appealable arbitration conducted in San Francisco, CA by an arbitrator selected in accordance with the procedure set forth below. Possible disputes covered by the foregoing, include (but are not limited to) claims pursuant to Title VII of the Civil Rights Act, the California Fair Employment and Housing Act and comparable statutes in other states if applicable, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and any other statutes relating to an employee's relationship with his or her employer. You and the Company shall initially confer and attempt to reach agreement on the individual to be appointed as the arbitrator. If no agreement is reached, you and the Company shall request from the Judicial Arbitration and Mediation Services ("JAMS") office in San Francisco CA a list of five retired judges affiliated with JAMS. You and the Company shall each alternately strike names from such list until only one name remains, and such person shall thereby be selected as the arbitrator. Except as otherwise provided for herein, such arbitration shall be conducted in conformity with the procedures specified in the California Arbitration Act (Cal. C.C.P. Sections 1280 et seq.). The arbitrator shall allow the discovery authorized by California Code of Civil Procedure section 1283.05 or any other discovery required by law in arbitration proceedings. Also, to the extent that anything in this letter agreement conflicts with any arbitration procedures required by applicable law, the arbitration procedures required by applicable law shall govern. The arbitrator shall issue a written award that sets forth the essential findings and conclusions on which the award is based. The arbitrator shall have the authority to award any relief authorized by law in connection with the asserted claims or disputes. The arbitrator's award shall be subject to correction, confirmation, or vacation, as provided by any applicable law setting forth the standard of judicial review of arbitration awards.

                  The Company will bear the entire cost of the arbitrator's fee and any other type of expense or cost that you would not be required to bear if you were free to bring the dispute or claim in court as well as any other expense or cost that is unique to arbitration. The parties intend that this Paragraph 6 shall be valid, binding, enforceable and irrevocable and shall survive

                                                                December 3, 2002
                                                                         Page 15

the termination of this letter agreement. Any final decision of the arbitrator so chosen may be enforced by a court of competent jurisdiction. You acknowledge and agree that you are waiving your right to a jury trial and agree that the decision of the arbitrator shall be final and binding. If you are determined by the arbitrator to be the prevailing party in the arbitration, then you will be entitled to reimbursement from the Company of all the reasonable fees (including attorney fees) and expenses you incur in connection with such arbitration.

                  7.       MISCELLANEOUS.

                  This letter agreement will be binding upon the Company, its successors and assigns (including, without limitation, the surviving entity in any Change in Control and the successor to the assets transferred in a Business Segment Sale) and is to be construed and interpreted under the laws of the State of California. Except as provided in the next sentence, this letter agreement supersedes all prior agreements between you and the Company relating to the subject of severance benefits payable upon your termination of employment, whether or not in connection with a Change in Control, Business Segment Sale or other change in control or ownership of the Company, and you will not be entitled to any other severance benefits upon your termination of employment other than those that are provided in this letter agreement. Notwithstanding anything to the contrary, nothing in this letter agreement is meant to, or does, supersede, alter or modify (i) your obligations under the Confidential Information and Invention Assignment Agreement previously signed by you with the Company and (ii) the terms and conditions, including (without limitation) the vesting acceleration and post-employment exercise provisions, currently in effect for each of your Other Options.

                  This letter agreement may only be amended by written instrument signed by you and an authorized officer of the Company. Once a Change in Control or Business Segment Sale occurs, this letter agreement may not be terminated, whether by the Company, the successor corporation in any Change in Control or the successor to the assets in a Business Segment Sale, at any time prior to the expiration of the eighteen (18)-month period following the effective date of that Change of Control or Business Segment Sale, and no subsequent termination of this letter agreement shall adversely affect your right to receive any benefits to which you may have previously become entitled hereunder in connection with your Authorized Resignation or Involuntary Termination following that Change in Control or Business Segment Sale.

                  If any provision of this letter agreement as applied to you or the Company or to any circumstance should be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the invalidity of that provision will in no way affect (to the maximum extent permissible by law) the application of such provision under circumstances different from those adjudicated by the court, the application of any other provision of this letter agreement, or the enforceability or invalidity of this letter agreement as a whole. Should any provision of this letter agreement become or be deemed invalid, illegal or unenforceable in any

                                                                December 3, 2002
                                                                         Page 16

jurisdiction by reason of the scope, extent or duration of its coverage, then such provision will be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision will be stricken and the remainder of this letter agreement will continue in full force and effect.

                  8.       EMPLOYMENT AT WILL.

                  Your employment with the Company shall remain an employment at will. Nothing in this letter agreement is intended to provide you with any right to continue in the employ of the Company (or any Corporate Affiliate) for any period of specific duration or interfere with or otherwise restrict in any way your rights or the rights of the Company (or any Corporate Affiliate), which rights are hereby expressly reserved by each, to terminate your employment at any time for any reason or for no reason.

                  Please indicate your acceptance of the foregoing by signing the enclosed copy of this letter and returning it to the Company.

                                                    Very truly yours,

                                                    ASK JEEVES, INC.

                                                     /s/ A. George (Skip) Battle
                                             By:    ____________________________

                                                        Chief Executive Officer
                                             Title: ____________________________

                                                                December 3, 2002
                                                                         Page 17

                                   ACCEPTANCE

                  I hereby agree to all the terms and provisions of the foregoing letter agreement governing the severance benefits to which I may become entitled upon the termination of my employment under certain prescribed circumstances, including (i) an involuntary termination without cause or (ii) an involuntary termination without cause or resignation following a substantial change in control or ownership of the Company or the specified business segment. I further agree that the benefits to which I may become entitled under this letter agreement supersede and replace any other severance benefits to which I might otherwise become entitled under any other plan, program or arrangement or agreement with the Company (other than the vesting acceleration and post-employment exercise provisions currently in effect for my outstanding options under the Company's stock option plans other than my Initial Option Grant), and I hereby fully release all the rights and entitlements I might otherwise have under those other plans, programs, arrangements and agreements.

                                                    /s/ Brett Robertson
                                        Signature: _____________________________

                                                        December 3, 2002
                                        Dated:     _____________________________